SLM Private Credit Student Loan Trust 2004-B
Quarterly Servicing Report
Report Date: 11/30/2005   Collection Period: 9/1/05-11/30/05

I. Deal Parameters

A	Student Loan Portfolio Characteristics				08/31/2005	Activity	11/30/2005
	i	Portfolio Balance			$1,226,709,767.43	$6,007,931.24	$1,232,717,698.67
	ii	Interest to be Capitalized			76,145,543.54		71,967,879.33

	iii	Total Pool			$1,302,855,310.97		$1,304,685,578.00
	iv	Cash Capitalization Account (Cii)			151,514,995.94		151,514,995.94

	v	Asset Balance			$1,454,370,306.91		$1,456,200,573.94

	i	Weighted Average Coupon (WAC)			7.230%		7.735%
	ii	Weighted Average Remaining Term			193.21		192.94
	iii	Number of Loans			117,450		116,310
	iv	Number of Borrowers			105,844		104,848
	v	Prime Loans Outstanding			$1,250,512,442.97		$1,253,351,120.73
	vi	T-bill Loans Outstanding			$51,817,163.38		$50,580,078.24
	vii	Fixed Loans Outstanding			$525,704.62		$754,379.03

						% of		% of
B	Notes		Cusips	Spread	Balance 9/15/05	O/S Securities**	Balance 12/15/05	O/S Securities**
	i	A-1 Notes	78443CBL7	0.050%	$551,493,307.72	38.727%	$551,493,307.72	38.727%
	ii	A-2 Notes	78443CBM5	0.200%	378,000,000.00	26.544%	378,000,000.00	26.544%
	iii	A-3 Notes	78443CBN3	0.330%	277,150,000.00	19.462%	277,150,000.00	19.462%
	iv	A-4 Notes	78443CBP8	0.430%	100,000,000.00	7.022%	100,000,000.00	7.022%
	v	B Notes	78443CBQ6	0.470%	49,242,000.00	3.458%	49,242,000.00	3.458%
	vi	C Notes	78443CBR4	0.870%	68,182,000.00	4.788%	68,182,000.00	4.788%

	vii	Total Notes			$1,424,067,307.72	100.000%	$1,424,067,307.72	100.000%

C	Account and Asset Balances				09/15/2005		12/15/2005
	i	Specified Reserve Account Balance ($)			$3,206,436.00		$3,206,436.00
	ii	Reserve Account Balance ($)			$3,206,436.00		$3,206,436.00
	iii	Cash Capitalization Acct Balance ($)			$151,514,995.94		$151,514,995.94

	iv	Initial Asset Balance			$1,515,149,959.36		$1,515,149,959.36
	v	Specified Overcollateralization Amount			$30,302,999.19		$30,302,999.19
	vi	Actual Overcollateralization Amount			$30,302,999.19		$32,133,266.22

	vii	Has the Stepdown Date Occurred? *			No		No

D	General Trust Information
	i	Indenture Trustee		JPMorgan Chase Bank		iii Servicer		Sallie Mae, Inc.
	ii	Administrator		Sallie Mae, Inc.		iv Swap Counterparty		JPMorgan Chase Bank

		Initial Pool Balance		$1,282,574,440.36

*	The Stepdown Date is the earlier of the distribution date following the reduction of the Class A Notes to zero and June 15, 2009. At the Stepdown Date, principal payments made on the Class B and Class C Notes may begin to be paid pro-rata with the Class A Notes. See the prospectus for complete information concerning the Stepdown Date.
**	Percentages may not total 100% due to rounding

II. 2004-B Transactions from: 09/01/2005 through: 11/30/2005

A	Student Loan Principal Activity
	i	Principal Payments Received	$14,649,565.07
	ii	Purchases by Servicer (Delinquencies >180)	844,522.73
	iii	Other Servicer Reimbursements	0.00
	iv	Other Principal Reimbursements	264,493.74

	v	Total Principal Collections	$15,758,581.54

B	Student Loan Non-Cash Principal Activity
	i	Realized Losses/Loans Charged Off	$0.00
	ii	Capitalized Interest	(19,678,797.48)
	iii	Capitalized Insurance Fee	(2,089,288.52)
	iv	Other Adjustments	1,573.22

	v	Total Non-Cash Principal Activity	$(21,766,512.78)

C	Total Student Loan Principal Activity		$(6,007,931.24)

D	Student Loan Interest Activity
	i	Interest Payments Received	$6,966,526.83
	ii	Purchases by Servicer (Delinquencies >180)	46,918.53
	iii	Other Servicer Reimbursements	36.61
	iv	Other Interest Reimbursements	16,782.98
	v	Late Fees	71,020.25
	vi	Collection Fees/Return Items	0.00

	vii	Total Interest Collections	$7,101,285.20

E	Student Loan Non-Cash Interest Activity
	i	Realized Losses/Loans Charged Off	$0.00
	ii	Capitalized Interest	19,678,797.48
	iii	Other Interest Adjustments	(254.63)

	iv	Total Non-Cash Interest Adjustments	$19,678,542.85

F	Total Student Loan Interest Activity		$26,779,828.05

III. 2004-B Collection Account Activity 09/01/2005 through 11/30/2005

A	Principal Collections
	i	Principal Payments Received	$14,073,903.81
	ii	Consolidation Principal Payments	575,661.26
	iii	Purchases by Servicer (Delinquencies >180)	844,522.73
	iv	Reimbursements by Seller	(80.48)
	v	Reimbursements by Servicer	0.00
	vi	Other Re-purchased Principal	264,574.22

	vii	Total Principal Collections	$15,758,581.54

B	Interest Collections
	i	Interest Payments Received	$6,941,311.70
	ii	Consolidation Interest Payments	25,215.13
	iii	Purchases by Servicer (Delinquencies >180)	46,918.53
	iv	Reimbursements by Seller	0.00
	v	Reimbursements by Servicer	36.61
	vi	Other Re-purchased Interest	16,782.98
	vii	Collection Fees/Return Items	0.00
	viii	Late Fees	71,020.25

	ix	Total Interest Collections	$7,101,285.20

C	Recoveries on Realized Losses		$0.00

D	Funds Borrowed from Next Collection Period		$0.00

E	Funds Repaid from Prior Collection Periods		$0.00

F	Investment Income		$1,541,877.30

G	Borrower Incentive Reimbursements		$49,851.80

H	Interest Rate Cap Proceeds, Merrill Lynch Capital Services, Inc.		$0.00

I	Gross Swap Receipt, JPMorgan Chase Bank		$12,233,137.97

J	Other Deposits		$134,845.01

	TOTAL FUNDS RECEIVED		$36,819,578.82

	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(1,429,436.94)

	AVAILABLE FUNDS PRIOR TO RELEASE FROM CASH CAPITALIZATION ACCOUNT		$35,390,141.88

K	Amount Released from Cash Capitalizaton Account		$0.00

L	AVAILABLE FUNDS		$35,390,141.88

M	Servicing Fees Due for Current Period		$711,765.99

N	Carryover Servicing Fees Due		$0.00

O	Administration Fees Due		$20,000.00

P	Total Fees Due for Period		$731,765.99

IV. 2004-B Loss and Recovery Detail

A	i	Cumulative Realized Losses Test	% of Original Pool	08/31/2005	11/30/2005

		September 15, 2004 to June 15, 2009	15%	$192,386,166.05	$192,386,166.05
		September 15, 2009 to June 15, 2012	18%
		September 16, 2012 and thereafter	20%

	ii	Cumulative Realized Losses (Net of Recoveries)		$0.00	$0.00

	iii	Is Test Satisfied (ii < i)?		Yes	Yes

B	i	Recoveries on Realized Losses This Collection Period
	ii	Principal Cash Recovered During Collection Period		$0.00	$0.00
	iii	Interest Cash Recovered During Collection Period		$0.00	$0.00
	iv	Late Fees and Collection Costs Recovered During Collection Period		$0.00	$0.00

	v	Total Recoveries for Period		$0.00	$0.00

C	i	Gross Defaults:
	ii	Cumulative Principal Purchases by Servicer		$3,908,368.78	$4,752,891.51
	iii	Cumulative Interest Purchases by Servicer		171,256.83	218,175.36

	iv	Total Gross Defaults:		$4,079,625.61	$4,971,066.87

V. 2004-B Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		%*		Principal Amount		%*
STATUS	08/31/2005	11/30/2005	08/31/2005	11/30/2005	08/31/2005	11/30/2005	08/31/2005	11/30/2005	08/31/2005	11/30/2005
INTERIM:
In School	7.148%	7.631%	49,741	48,288	42.351%	41.517%	$508,824,124.32	$493,546,454.00	41.479%	40.037%
Grace	7.103%	7.811%	22,141	9,126	18.851%	7.846%	247,065,810.85	101,291,407.05	20.141%	8.217%
Deferment	7.250%	7.770%	4,349	6,183	3.703%	5.316%	40,668,162.25	59,103,655.77	3.315%	4.795%

TOTAL INTERIM	7.139%	7.671%	76,231	63,597	64.905%	54.679%	$796,558,097.42	$653,941,516.82	64.935%	53.049%
REPAYMENT
Active
Current	7.182%	7.617%	34,016	44,719	28.962%	38.448%	$346,886,051.77	$482,125,751.79	28.278%	39.111%
31-60 Days Delinquent	8.377%	9.312%	1,363	990	1.160%	0.851%	12,909,358.09	9,731,664.11	1.052%	0.789%
61-90 Days Delinquent	8.620%	10.071%	639	372	0.544%	0.320%	6,124,938.45	3,230,789.72	0.499%	0.262%
91-120 Days Delinquent	9.428%	9.522%	409	184	0.348%	0.158%	3,760,627.44	1,443,955.36	0.307%	0.117%
121-150 Days Delinquent	10.034%	9.343%	177	203	0.151%	0.175%	1,580,175.68	1,901,608.66	0.129%	0.154%
151-180 Days Delinquent	9.332%	9.221%	24	48	0.020%	0.041%	135,388.54	442,648.64	0.011%	0.036%
> 180 Days Delinquent	0.000%	0.000%	0	0	0.000%	0.000%	0.00	0.00	0.000%	0.000%
Forbearance	8.126%	8.604%	4,591	6,197	3.909%	5.328%	58,755,130.04	79,899,763.57	4.790%	6.482%

TOTAL REPAYMENT	7.398%	7.807%	41,219	52,713	35.095%	45.321%	$430,151,670.01	$578,776,181.85	35.065%	46.951%

GRAND TOTAL	7.230%	7.735%	117,450	116,310	100.000%	100.000%	$1,226,709,767.43	$1,232,717,698.67	100.000%	100.000%

*	Percentages may not total 100% due to rounding

VI. 2004-B Portfolio Characteristics by Loan Program

LOAN PROGRAM	WAC	# Loans	$ Amount	%

- Signature Loans	7.809%	98,541	$995,973,405.19	80.795%
- Law Loans	8.397%	6,796	90,265,540.97	7.322%
-Med Loans	6.759%	7,286	67,438,794.32	5.471%
- MBA Loans	6.757%	3,687	79,039,958.19	6.412%

- Total	7.735%	116,310	$1,232,717,698.67	100.000%

*	Percentages may not total 100% due to rounding

VII. 2004-B Interest Rate Swap and Cap Calculations

A	Swap Payments				JPMorgan Chase Bank
					Swap Calculation
	i	Notional Swap Amount - Aggregate Prime Loans Outstanding			$1,250,512,442.97

	Counterparty Pays:
	ii	3 Month LIBOR			3.87000%
	iii	Gross Swap Receipt Due Trust			$12,233,137.97
	iv	Days in Period	09/15/2005	12/15/2005	91

	SLM Private Credit Trust Pays:
	v	Prime Rate (WSJ) Less 2.6430%			3.85700%
	vi	Gross Swap Payment Due Counterparty			$12,025,030.43
	vii	Days in Period	09/15/2005	12/15/2005	91

B	Cap Payments				Merrill Lynch Capital Services, Inc.
					Cap Calculation
	i	Notional Swap Amount			$975,000,000.00

	Counterparty Pays:
	ii	3 Month LIBOR			3.87000%
	iii	Cap Rate			7.50000%

	iv	Excess (if any) of LIBOR over Cap Rate (ii-iii)			0.00000%
	v	Days in Period	09/15/2005	12/15/2005	91
	vi	Cap Payment due Trust			$0.00

VIII. 2004-B Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate
A	Class A-1 Interest Rate	0.009908889	9/15/05-12/15/05	3.92000%
B	Class A-2 Interest Rate	0.010288056	9/15/05-12/15/05	4.07000%
C	Class A-3 Interest Rate	0.010616667	9/15/05-12/15/05	4.20000%
D	Class A-4 Interest Rate	0.010869444	9/15/05-12/15/05	4.30000%
E	Class B Interest Rate	0.010970556	9/15/05-12/15/05	4.34000%
F	Class C Interest Rate	0.011981667	9/15/05-12/15/05	4.74000%

IX. 2004-B Inputs From Prior Period 08/31/2005

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance		$1,226,709,767.43
	ii	Interest To Be Capitalized		76,145,543.54

	iii	Total Pool		$1,302,855,310.97
	iv	Cash Capitalization Account (CI)		151,514,995.94

	v	Asset Balance		$1,454,370,306.91

B	Total Note and Certificate Factor			0.944608562
C	Total Note Balance			$1,424,067,307.72

D	Note Balance 09/15/2005		Class A-1	Class A-2	Class A-3	Class A-4	Class B	Class C

	i	Current Factor	0.868493400	1.000000000	1.000000000	1.000000000	1.000000000	1.000000000
	ii	Expected Note Balance	$551,493,307.72	$378,000,000.00	$277,150,000.00	$100,000,000.00	$49,242,000.00	$68,182,000.00
	iii	Interest Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	iv	Interest Carryover	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

E	Unpaid Primary Servicing Fees from Prior Month(s)			$0.00
F	Unpaid Administration fees from Prior Quarter(s)			$0.00
G	Unpaid Carryover Servicing Fees from Prior Quarter(s)			$0.00

X. 2004-B Note Parity Triggers

		Class A	Class B	Class C

Notes Outstanding	9/15/05	$1,306,643,308	$1,355,885,308	$1,424,067,308
Asset Balance	8/31/05	$1,454,370,307	$1,454,370,307	$1,454,370,307

Pool Balance	11/30/05	$1,304,685,578	$1,304,685,578	$1,304,685,578
Amounts on Deposit*	12/15/05	160,765,417	160,225,205	159,408,271
Total		$1,465,450,995	$1,464,910,783	$1,464,093,849

Are the Notes in Excess of the Asset Balance?		No	No	No
Are the Notes in Excess of the Pool + Amounts on Deposit?		No	No	No

Are the Notes Parity Triggers in Effect?		No	No	No

Class A Enhancement		$147,726,999.19
Specified Class A Enhancement		$218,430,086.09	The greater of 15.0% of the Asset Balance or the Specified Overcollateralization Amount

Class B Enhancement		$98,484,999.19
Specified Class B Enhancement		$147,440,308.11	The greater of 10.125% of the Asset Balance or the Specified Overcollateralization Amount

Class C Enhancement		$30,302,999.19
Specified Class C Enhancement		$43,686,017.22	The greater of 3.0% of the Asset Balance or the Specified Overcollateralization Amount

*  Amounts on Deposit in Trust Accounts for the Collection Period after Payment of Section XIII Items B through E for the Class A; Items B through G for the Class B; and Items B through I for the Class C

XI. 2004-B Cash Capitalization Account Triggers

		Cash Capitalization Account Balance as of Collection End Date	11/30/2005	$151,514,995.94
		Less: Excess of Trust fees & Note interest due over Available Funds	12/15/2005	$0.00

		Cash Capitalization Account Balance (CI) *		$151,514,995.94

A	i	10.00% of initial Asset Balance		$151,514,995.94
	ii	Excess, CI over 10.00% of initial Asset Balance		$—
	iii	Release A(ii) excess to Collection Account? **	12/15/2005	NO EXCESS (Aii) TO RELEASE

B	i	5.50% of initial Asset Balance		$83,333,247.76
	ii	Excess, CI over 5.50% of initial Asset Balance		$68,181,748.18
	iii	Release B(ii) excess to Collection Account? **	12/15/2005	DO NOT RELEASE

C	i	3.50% of initial Asset Balance		$53,030,248.58
	ii	Excess, CI over 3.50% of initial Asset Balance		$98,484,747.36
	iii	Release C(ii) excess to Collection Account? **	12/15/2005	DO NOT RELEASE

D	i	1.50% of initial Asset Balance		$22,727,249.39
	ii	Excess, CI over 1.50% of initial Asset Balance		$128,787,746.55
	iii	Release D(ii) excess to Collection Account? **	12/15/2005	DO NOT RELEASE

		Release from Cash Capitalization Account (R) *	12/15/2005	$0.00

  * as defined under “Asset Balance” on page S-69 of the prospectus supplement

** determined based on a comparison of pool balances to notes outstanding and CI, along with certain loan portfolio characteristics, as outlined on page S-48 of the prospectus supplement

XII. 2004-B Principal Distribution Calculations

A	Priority Principal Payments (If Note Parity Triggers are not in effect, go to Regular Principal Distribution below):

	i	Is the Class A Note Parity Trigger in Effect?		No

	ii	Aggregate A Notes Outstanding	09/15/2005	$1,306,643,307.72
	iii	Asset Balance	11/30/2005	$1,456,200,573.94

	iv	First Priority Principal Distribution Amount	12/15/2005	$—
				—
	v	Is the Class B Note Parity Trigger in Effect?		No

	vi	Aggregate A and B Notes Outstanding	09/15/2005	$1,355,885,307.72
	vii	Asset Balance	11/30/2005	$1,456,200,573.94
	viii	First Priority Principal Distribution Amount	12/15/2005	$—

	ix	Second Priority Principal Distribution Amount	12/15/2005	$—
				—
	x	Is the Class C Note Parity Trigger in Effect?		No

	xi	Aggregate A, B and C Notes Outstanding	09/15/2005	$1,424,067,307.72
	xii	Asset Balance	11/30/2005	$1,456,200,573.94
	xiii	First Priority Principal Distribution Amount	12/15/2005	$—
	xiv	Second Priority Principal Distribution Amount	12/15/2005	$—

	xv	Third Priority Principal Distribution Amount	12/15/2005	$—
				—

B	Regular Principal Distribution

	i	Aggregate Notes Outstanding	09/15/2005	$1,424,067,307.72

	ii	Asset Balance	11/30/2005	$1,456,200,573.94
	iii	Specified Overcollateralization Amount	12/15/2005	$30,302,999.19
	iv	First Priority Principal Distribution Amount	12/15/2005	$—
	v	Second Priority Principal Distribution Amount	12/15/2005	$—
	vi	Third Priority Principal Distribution Amount	12/15/2005	$—
	vii	Regular Principal Distribution Amount		$—

C	Class A Noteholders’ Principal Distribution Amounts

	i	Has the Stepdown Date Occurred?		No

	ii	Aggregate Class A Notes Outstanding	09/15/2005	$1,306,643,307.72
	iii	Asset Balance	11/30/2005	$1,456,200,573.94
	iv	85% of Asset Balance	11/30/2005	$1,237,770,487.85
	v	Specified Overcollateralization Amount	12/15/2005	$30,302,999.19
	vi	Lesser of (iii) and (ii - iv)		$1,237,770,487.85
	vii	Class A Noteholders’ Principal Distribution Amt - Before the Stepdown Date		$—
	viii	Class A Noteholders’ Principal Distribution Amt - After the Stepdown Date		$—
	ix	Actual Principal Distribution Amount paid		$—
	x	Shortfall		$—

D	Class B Noteholders’ Principal Distribution Amounts

	i	Has the Stepdown Date Occurred?		No

	ii	Aggregate Class B Notes Outstanding	09/15/2005	$49,242,000.00
	iii	Asset Balance	11/30/2005	$1,456,200,573.94
	iv	89.875% of Asset Balance	11/30/2005	$1,308,760,265.82
	v	Specified Overcollateralization Amount	12/15/2005	$30,302,999.19
	vi	Lesser of (iii) and (ii - iv)		$1,308,760,265.82
	vii	Class B Noteholders’ Principal Distribution Amt - Before the Stepdown Date		$—
	viii	Class B Noteholders’ Principal Distribution Amt - After the Stepdown Date		$—

E	Class C Noteholders’ Principal Distribution Amounts

	i	Has the Stepdown Date Occurred?		No

	ii	Aggregate Class C Notes Outstanding	09/15/2005	$68,182,000.00
	iii	Asset Balance	11/30/2005	$1,456,200,573.94
	iv	97% of Asset Balance	11/30/2005	$1,412,514,556.72
	v	Specified Overcollateralization Amount	12/15/2005	$30,302,999.19
	vi	Lesser of (iii) and (ii - iv)		$1,412,514,556.72
	vii	Class C Noteholders’ Principal Distribution Amt - Before the Stepdown Date		$—
	viii	Class C Noteholders’ Principal Distribution Amt - After the Stepdown Date		$—

XIII. 2004-B Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds (Sections III-L)		$35,390,141.88	$35,390,141.88

B	Primary Servicing Fees-Current Month plus any Unpaid		$711,765.99	$34,678,375.89

C	Quarterly Administration Fee plus any Unpaid		$20,000.00	$34,658,375.89

D	Gross Swap Payment due JPMorgan Chase Bank		$12,025,030.43	$22,633,345.46

E	i	Class A-1 Noteholders’ Interest Distribution Amount due 12/15/2005	$5,464,685.91	$17,168,659.55
	ii	Class A-2 Noteholders’ Interest Distribution Amount due 12/15/2005	$3,888,885.00	$13,279,774.55
	iii	Class A-3 Noteholders' Interest Distribution Amount due 12/15/2005	$2,942,409.17	$10,337,365.38
	iv	Class A-4 Noteholders’ Interest Distribution Amount due 12/15/2005	$1,086,944.44	$9,250,420.94
	v	Swap Termination Fees due 12/15/2005	$0.00	$9,250,420.94

F	First Priority Principal Distribution Amount — Principal Distribution Account		$0.00	$9,250,420.94

G	Class B Noteholders’ Interest Distribuition Amount due 12/15/2005		$540,212.10	$8,710,208.84

H	Second Priority Principal Distribution Amount — Principal Distribution Account		$0.00	$8,710,208.84

I	Class C Noteholders’ Interest Distribuition Amount		$816,934.00	$7,893,274.84

J	Third Priority Principal Distribution Amount — Principal Distribution Account		$0.00	$7,893,274.84

K	Increase to the Specified Reserve Account Balance		$0.00	$7,893,274.84

L	Regular Principal Distribution Amount — Principal Distribution Account		$0.00	$7,893,274.84

M	Carryover Servicing Fees		$0.00	$7,893,274.84

N	Swap Termination Payments		$0.00	$7,893,274.84

O	Additional Principal Distribution Amount — Principal Distribution Account		$0.00	$7,893,274.84

P	Remaining Funds to the Certificateholders		$7,893,274.84	$0.00

XIV. 2004-B Principal Distribution Account Allocations

				Remaining
				Funds Balance
A	Total from Collection Account		$0.00	$0.00

B	i	Class A-1 Principal Distribution Amount Paid	$0.00	$0.00
	ii	Class A-2 Principal Distribution Amount Paid	$0.00	$0.00
	iii	Class A-3 Principal Distribution Amount Paid	$0.00	$0.00
	iv	Class A-4 Principal Distribution Amount Paid	$0.00	$0.00

C	Class B Principal Distribution Amount Paid		$0.00	$0.00

D	Class C Principal Distribution Amount Paid		$0.00	$0.00

E	Remaining Class C Principal Distribution Amount Paid		$0.00	$0.00

F	Remaining Class B Principal Distribution Amount Paid		$0.00	$0.00

G	i	Remaining Class A-1 Principal Distribution Amount Paid	$0.00	$0.00
	ii	Remaining Class A-2 Principal Distribution Amount Paid	$0.00	$0.00
	iii	Remaining Class A-3 Principal Distribution Amount Paid	$0.00	$0.00
	iv	Remaining Class A-4 Principal Distribution Amount Paid	$0.00	$0.00

XV. 2004-B Distributions

A	Distribution Amounts				Class A-1	Class A-2	Class A-3	Class A-4	Class B	Class C
	i	Quarterly Interest Due			$5,464,685.91	$3,888,885.00	$2,942,409.17	$1,086,944.44	$540,212.10	$816,934.00
	ii	Quarterly Interest Paid			5,464,685.91	3,888,885.00	2,942,409.17	1,086,944.44	540,212.10	816,934.00

	iii	Interest Shortfall			$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	iv	Interest Carryover Due			$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	v	Interest Carryover Paid			0.00	0.00	0.00	0.00	0.00	0.00

	vi	Interest Carryover			$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	vii	Quarterly Principal Distribution Amount			$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	viii	Quarterly Principal Paid			0.00	0.00	0.00	0.00	0.00	0.00

	ix	Shortfall			$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	x	Total Distribution Amount			$5,464,685.91	$3,888,885.00	$2,942,409.17	$1,086,944.44	$540,212.10	$816,934.00

B	Note Balances			09/15/2005	Paydown Factors	12/15/2005
	i	A-1 Note Balance	78443CBL7	$551,493,307.72		$551,493,307.72
		A-1 Note Pool Factor		0.868493400	0.000000000	0.868493400

	ii	A-2 Note Balance	78443CBM5	$378,000,000.00		$378,000,000.00
		A-2 Note Pool Factor		1.000000000	0.000000000	1.000000000

	iii	A-3 Note Balance	78443CBN3	$277,150,000.00		$277,150,000.00
		A-3 Note Pool Factor		1.000000000	0.000000000	1.000000000

	iv	A-4 Note Balance	78443CBP8	$100,000,000.00		$100,000,000.00
		A-4 Note Pool Factor		1.000000000	0.000000000	1.000000000

	v	B Note Balance	78443CBQ6	$49,242,000.00		$49,242,000.00
		B Note Pool Factor		1.000000000	0.000000000	1.000000000

	vi	C Note Balance	78443CBR4	$68,182,000.00		$68,182,000.00
		C Note Pool Factor		1.000000000	0.000000000	1.000000000

XVI. 2004-B Historical Pool Information

			9/1/05-11/30/05	6/1/05-8/31/05	3/1/05 - 5/31/05	12/1/04-2/28/05	9/1/04-11/30/04	5/06/04 - 8/31/04

Beginning Student Loan Portfolio Balance			$1,226,709,767.43	$1,233,601,192.63	$1,241,471,580.22	$1,245,886,616.13	$1,244,282,058.96	$1,250,170,429.90

	Student Loan Principal Activity
	i	Principal Payments Received	$14,649,565.07	$15,273,189.99	$12,106,323.62	$10,248,774.54	$7,273,578.91	$9,982,999.67
	ii	Purchases by Servicer (Delinquencies >180)	844,522.73	1,076,056.93	936,276.89	1,013,867.85	733,921.72	148,245.39
	iii	Other Servicer Reimbursements	—	78.26	256.85	1.70	0.00	9,228.46
	iv	Seller Reimbursements	264,493.74	107,065.42	153,409.73	195,305.53	1,645,061.18	176,715.71

	v	Total Principal Collections	$15,758,581.54	$16,456,390.60	$13,196,267.09	$11,457,949.62	$9,652,561.81	$10,317,189.23
	Student Loan Non-Cash Principal Activity
	i	Realized Losses/Loans Charged Off	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	ii	Capitalized Interest	(19,678,797.48)	(8,742,940.02)	(5,052,659.72)	(6,109,189.44)	(9,181,831.42)	(3,909,610.89)
	iii	Capitalized Insurance Fee	($2,089,288.52)	($820,082.84)	($271,905.00)	($949,758.33)	($2,062,229.47)	($537,371.26)
	iv	Other Adjustments	1,573.22	(1,942.54)	(1,314.78)	16,034.06	(13,058.09)	18,163.86

	v	Total Non-Cash Principal Activity	$(21,766,512.78)	$(9,564,965.40)	$(5,325,879.50)	$(7,042,913.71)	$(11,257,118.98)	$(4,428,818.29)

(-)	Total Student Loan Principal Activity		$(6,007,931.24)	$6,891,425.20	$7,870,387.59	$4,415,035.91	$(1,604,557.17)	$5,888,370.94

	Student Loan Interest Activity
	i	Interest Payments Received	$6,966,526.83	$6,352,353.52	$5,331,723.99	$4,194,898.87	$2,389,629.61	$2,509,588.16
	ii	Repurchases by Servicer (Delinquencies >180)	46,918.53	61,406.93	39,226.82	41,027.84	28,047.35	1,547.89
	iii	Other Servicer Reimbursements	36.61	0.34	0.09	0.00	0.00	339.85
	iv	Seller Reimbursements	16,782.98	5,023.71	17,943.31	9,110.47	77,662.30	9,454.56
	v	Late Fees	71,020.25	73,930.65	69,440.74	50,610.92	22,541.61	17,448.43
	vi	Collection Fees	—	—	—	—	—	—

	viii	Total Interest Collections	7,101,285.20	6,492,715.15	5,458,334.95	4,295,648.10	2,517,880.87	2,538,378.89

	Student Loan Non-Cash Interest Activity
	i	Realized Losses/Loans Charged Off	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	ii	Capitalized Interest	19,678,797.48	8,742,940.02	5,052,659.72	6,109,189.44	9,181,831.42	3,909,610.89
	iii	Other Interest Adjustments	(254.63)	(254.75)	383.56	4,835.56	27,972.34	40,795.34

	iv	Total Non-Cash Interest Adjustments	$19,678,542.85	$8,742,685.27	$5,053,043.28	$6,114,025.00	$9,209,803.76	$3,950,406.23

	v	Total Student Loan Interest Activity	$26,779,828.05	$15,235,400.42	$10,511,378.23	$10,409,673.10	$11,727,684.63	$6,488,785.12

(=)	Ending Student Loan Portfolio Balance		$1,232,717,698.67	$1,226,709,767.43	$1,233,601,192.63	$1,241,471,580.22	$1,245,886,616.13	$1,244,282,058.96
(+)	Interest to be Capitalized		$71,967,879.33	$76,145,543.54	$70,038,817.21	$60,153,923.21	$52,164,813.32	$47,353,017.57

(=)	TOTAL POOL		$1,304,685,578.00	$1,302,855,310.97	$1,303,640,009.84	$1,301,625,503.43	$1,298,051,429.45	$1,291,635,076.53

(+)	Cash Capitalization Account Balance (CI)		$151,514,995.94	$151,514,995.94	$151,514,995.94	$232,575,519.00	$232,575,519.00	$232,575,519.00

(=)	Asset Balance		$1,456,200,573.94	$1,454,370,306.91	$1,455,155,005.78	$1,534,201,022.43	$1,530,626,948.45	$1,524,210,595.53

XVII. 2004-B Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR*

Sep-04	$1,291,635,077	2.24%

Dec-04	$1,298,051,429	2.32%

Mar-05	$1,301,625,503	2.09%

Jun-05	$1,303,640,010	1.98%

Sep-05	$1,302,855,311	2.03%

Dec-05	$1,304,685,578	2.02%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.